EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of Municipal Investment Trust Fund,
Monthly Payment Series--602, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-12493 of our report dated January 9, 1997, relating to the Statement of Condition of Municipal Investment Trust Fund, Monthly Payment Series--602, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, N.Y.
January 9, 1997